EXHIBIT 99.3

MY MOBILE PAYMENTS LIMITED

FINANCIAL STATEMENTS

Year Ended March 31, 2012

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AUDITORS’ REPORT

To the Members of

My Mobile Payments Limited

We have audited the attached balance sheet of My Mobile Payments Limited as at March 31, 2012, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period ended on that date. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2012, and the results of its operations, its changes in shareholders’ equity, and its cash flows for the period ended on that date, in conformity with generally accepted accounting principles in India.

For Chaturvedi & Shah

Chartered Accountants

Firm Registration No.101720W

/s/ Jignesh Mehta

Jignesh Mehta

Partner

Membership No.102749

Mumbai, India

5th September 2012

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MY MOBILE PAYMENTS LIMITED

BALANCE SHEET

March 31, 2012

	Notes
	1	(Rs.)	(US$)
ASSETS
Current Assets
Cash and equivalents		8,925,522	175,389
Accounts receivable		153,456	3,015
Inventory		13,203,490	259,452
Advances		463,534	9,109
Prepaid expenses		37,089	729
Restricted cash	3	1,051,906	20,670

Total Current Assets		23,834,997	468,364

Tangible Assets	4	4,497,768	88,382

Intangible Assets	4	30,224,347	593,915

Other Assets
Prepaid income taxes		4,091,064	80,390
Deposits		5,505,000	108,174
Organization costs	6	737,643	14,495
Share application	5	12,600,000	247,593
Due from related party	9	12,168,889	239,121

Total Other Assets		35,102,596	689,773

Total Assets		93,659,708	1,840,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Book overdraft		2,873,407	56,463
Accounts payable		13,909,541	273,326
Accrued expenses		7,932,008	155,866
Duties and taxes		5,799,893	113,969
Distributor advances		12,442,390	244,496
Preference share dividends		287,546	5,650

Total Current Liabilities		43,244,785	849,770

Deferred Tax Liabilities	7	788,701	15,498

Shareholders’ Equity
Preference shares, 18% nonconvertible, noncumulative redeemable of Rs. 10 each, 500,000 authorized, 137,450 issued and outstanding		1,374,500	27,009
Equity shares of Rs. 10 each, 6,000,000 authorized, 3,678,020 issued and outstanding		36,780,200	722,739
Share premium		10,350,000	203,380
Retained earnings		1,121,522	22,038

Total Shareholders’ Equity		49,626,222	975,166

Total Liabilities And Shareholders’ Equity		93,659,708	1,840,434

The accompanying notes are an integral part of these financial statements.

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MY MOBILE PAYMENTS LIMITED

STATEMENT OF OPERATIONS

Year Ended March 31, 2012

	Notes
	1	(Rs.)	(US$)
Revenues		2,461,425,698	48,367,571

Costs And Expenses
Cost of revenues		2,414,900,316	47,453,337
Selling, general and administrative expenses		69,483,057	1,365,357
Related party service charges	2	321,625	6,320
Depreciation and amortization		2,044,636	40,178

Total Costs And Expenses		2,486,749,634	48,865,192

Operating Loss		(25,323,936)	(497,621)

Other Income
Related party license fees	2	25,160,000	494,400
Consulting fees		3,764,075	73,965
Interest		64,394	1,265

Pretax Income		3,664,533	72,009

Income Taxes
Current		730,000	14,345
Deferred		688,714	13,533

		1,418,714	27,878

Net Income		2,245,819	44,131

18% preference share dividends		287,546	5,650
Net income per share, basic and diluted		.97	.02
Weighted average shares outstanding, basic and diluted		2,016,566	2,016,566

The accompanying notes are an integral part of these financial statements.

MY MOBILE PAYMENTS LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Year Ended March 31, 2012

							Retained
						Share	Earnings
	Notes	Preference Shares		Equity Shares		Premium	(Deficit)	Total
	1	Shares	(Rs.)	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2011		137,450	1,374,500	1,518,520	15,185,200	—	(836,751)	15,722,949	353,007

Shares issued		—	—	2,159,500	21,595,000	10,350,000	—	31,945,000	627,726
Net income		—	—	—	—	—	2,245,819	2,245,819	44,131
Preference share dividends		—	—	—	—	—	(287,546)	(287,546)	(5,650)
Exchange rate effect		—	—	—	—	—	—	—	(44,048)

Balance, March 31, 2012		137,450	1,374,500	3,678,020	36,780,200	10,350,000	1,121,522	49,626,222	975,166

The accompanying notes are an integral part of these financial statements.

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MY MOBILE PAYMENTS LIMITED

STATEMENT OF CASH FLOWS

Year Ended March 31, 2012

	Notes
	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net income		2,245,819	44,131
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization		2,044,636	40,178
Deferred income taxes		688,714	13,533
Changes in operating assets and liabilities:
Accounts receivable		4,506,066	88,545
Inventory		(10,207,244)	(200,575)
Advances		890,919	17,507
Prepaid expenses		(37,089)	(729)
Restricted cash	3	(1,051,906)	(20,670)
Prepaid income taxes		(3,968,678)	(77,985)
Deposits		(4,725,000)	(92,847)
Accounts payable		12,918,970	253,861
Accrued expenses		3,955,295	77,722
Duties and taxes		4,921,107	96,701
Distributor advances		11,851,661	232,888
Due from related party	9	(12,168,889)	(239,121)

Net cash provided by operating activities		11,864,381	233,139

Cash Flows From Investing Activities
Tangible assets		(2,746,326)	(53,966)
Intangible assets		(26,761,888)	(525,877)
Share application	5	(12,600,000)	(247,593)

Net cash used in investing activities		(42,108,214)	(827,436)

Cash Flows From Financing Activates
Equity shares issued		31,945,000	627,726
Book overdraft		2,873,407	56,463

Net cash provided by financing activities		34,818,407	684,189

Exchange Rate Effect On Cash		—	(12,189)

Increase in cash and cash equivalents		4,574,574	77,703
Cash and equivalents, beginning of year		4,350,948	97,686

Cash and equivalents, end of year		8,925,522	175,389

The accompanying notes are an integral part of these financial statements.

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MY MOBILE PAYMENTS LIMITED

NOTES TO FINANCIAL STATEMENTS

Year Ended March 31, 2012

My Mobile Payments Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on June 2, 2010. It is headquartered in Mumbai, India.

1	Significant Accounting Policies

A	Basis of Preparation of Financial Statements

The Company is a small and medium sized company as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956. Accordingly, the Company has complied with the Accounting Standards as applicable to a small and medium sized company.

The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.

Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. 50.89 as published by the United States Federal Reserve Board of Governors for March 30, 2012. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B	Use of Estimates

The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognised in the period in which the results are known or materialise.

C	Cash and Equivalents

The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D	Inventory

Inventory is valued at cost, net of discount, when talk time is transferred to the Company’s wallet by the service provider or net realizable value, whichever is less.

E	Recognition of Income and Expense

Revenue is recognised only when it is reliablily measured and it is reasonably expected ultimate collection.

i.	Sale of talk time is recognised on transfer of talk time to the respective distributor net of discount.

ii.	Sales of distributors and retailers registration kits are recognised on the basis of kit sales to the respective distributor.

iii.	Purchase of talk time is recognised on the basis of transfer of talk time to the Company’s wallet by the service provider net of discount.

iv.	Interest income is recognised on time proportion basis.

F	Tangible and Intangible Assets

Fixed assets are stated at cost of acquisition and subsequent improvements thereto, including taxes and duties and other incidental expenses related to acquisition and installation. Depreciation is provided by the “written down value method” at rates prescribed and in the manner specified in India as per schedule XIV of the Companies Act, 1956. Depreciation on additions is provided from the date of purchase.

Intangible assets are recorded at the cost incurred or consideration paid for acquisition and development of such assets and are carried at cost less amortization over five years and impairment.

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G	Investments

Current investments are carried at the lower of cost or fair value. Long-term investments are stated at cost with provisions for diminution in value made only if such a decline is other than temporary.

H	Employee Benefits

Benefit expense is recognised in the year related service is rendered. Post-employment and other long-term benefits are recognised at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

I	Provision for Current and Deferred Tax

Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

J	Provision Liabilities

Provisions involving substantial degree of estimation in measurement are recognised when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2	Services Agreement

The Company entered into a services agreement on March 23, 2012, with Digital Payments Processing Limited (“DPPL”), a newly-organized public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. The agreement, as amended in September 2012, provides for the Company to engage DPPL to provide support services for its operations in consideration for payments equaling 90% of the Company’s net revenue and the transfer of certain fixed assets to the DPPL. It also provides for the DPPL to a pay license and augmentation fees totaling Rs.75 million (US$1.5 million) in various tranches to fund the enhancement of the Company’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3	Restricted Cash

Collateral for the Company’s guarantee of a vendor’s Rs.1.0 million (US$19,650) obligation to a bank.

4	Tangible and Intangible Assets

Components at the balance sheet date were:

	Rs.	US$
Tangible Assets
Computers	3,013,438	59,215
Furniture and fixtures	2,203,484	43,299
Office equipment	575,857	11,316

	5,792,779	113,829
Accumulated depreciation	(1,295,011)	(25,447)

	4,497,768	88,382

Intangible Assets
Software	12,683,076	249,225
Software under development	12,683,076	249,225
Retailer acquisition costs	3,541,561	69,592
Trademark	1,924,160	37,810

	30,831,873	605,853
Accumulated amortization	(607,526)	(11,938)

	30,224,347	593,915

5	Share Application

In 2011, the Company made a share application deposit of Rs.12.6 million (US$247,593) and received in May 2012 an equity share allotment for a 40% equity interest in Happy Cellular Services Private Limited which holds a cellular license and expects to commence operations when government regulations change in 2013.

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6	Organization Costs

Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

7	Deferred Income Taxes

Deferred tax assets and (liabilities) at the balance sheet date consisted of:

	Rs.	US$
Leave encashment	12,094	238
Depreciation	(800,795)	(15,736)

	(788,701)	(15,498)

8	Employee Benefit Plans

Define Contribution Plan: Company has not recognised any expenditure under the define contribution plan.

Define Benefit Plan: The gratuity liability is determined based on actuarial valuation using the projected unit credit method which recognises each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation. As per the valuation done by the Company’s actuary, there is no liability towards gratuity at March 31, 2012.

Actuarial assumptions
Mortality	LIC(1994-96)Ultimate
Interest discount rate	8.65%
Compensation increase	10.00%
Employee past service attrition rates:
0 to 5 years	10%
5 to 15 years	5%
15 to 42 years	0%
Expected average remaining service years	13.21

	Rs.	US$
Change in present value of obligation
Current service cost	76,845	1,510
Actuarial obligation experience gain recognized	(37,707)	(741)

Obligation at end of year	39,138	769

Fair value of plan assets
Fair value at end of year	—	—
Funded status	(39,138)	(769)

Amount recognized in balance sheet
Present value of obligation at end of period	39,138	769
Funded status	(39,138)	(769)
Net liability recognized	39,138	769
Current liability	5,084	100
Noncurrent liability	34,054	669

Expense recognized in statement of operations
Current service cost	76,845	1,510
Net actuarial gain	(37,707)	(741)

Expense recognized	39,138	769

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9	Related Party Transactions

	Rs.	US$	Rs.	US$
Digital Payments Processing Limited:
Support services			321,625	6,320
Fee income			25,160,000	494,400
Inventory sale			9,000,000	176,852
Receivable at year end			12,168,889	239,121
Loans and advances:
Mr. Ranjit Oak received and repaid			500,000	9,825
Shakshi Infotech received and unpaid			150,000	2,948

	Expense		Payable
Managerial personnel remuneration:
Mr. Shashank Joshi	2,329,032	45,766	706,927	13,891
Mr. Jolly Mathur	1,800,000	35,370	624,575	12,273
Mr. Rajat Sharma	1,746,774	34,325	552,109	10,849
Mr. Ranjit Oak	1,164,516	22,883	644,910	12,673
Office expenses:
Osmic India	305,284	5,999	302,231	5,939
Associated Corporation	670,502	13,176	663,797	13,044

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